Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233472) of our report dated March 31, 2021, relating to the consolidated financial statements of urban-gro, Inc. and its subsidiaries as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020 and to all references to our firm included in this Annual Report filed with the U.S. Securities and Exchange Commission on March 31, 2021.

/S/ B F Borgers CPA PC
Lakewood, Colorado
March 31, 2021